United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

November 21, 2007

Date of Report

[Date of Earliest Event Reported]

SANGUINE CORPORATION

(Exact name of Registrant as specified in its Charter)

Nevada	0-24480	95-4347608
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

101 East Green Street, #6

Pasadena, California  91105

(Address of Principal Executive Offices)

(626) 405-0079

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Consulting Firm Engagement

On November 21, 2007, we executed a Consulting and Confidentiality Agreement (the “KKS Agreement”) for a 12 month term with KKS Venture Management, Inc. (“KKS”) and Alfonso C. Knoll (“Knoll”), its principal, whereby KKS was engaged to provide consulting services.  The KKS Agreement is attached hereto as Exhibit 10.1.  See Item 9.01.

KKS has agreed to exercise its best efforts to provide us with help in gaining market awareness and exploring the possibilities of a European listing; recommending a capitalization restructure to facilitate an offering of $5,000,000; and, in approaching a large underwriter to structure a secondary offering for the advertising of our brand and to increase our budget.  KKS has also agreed to provide such managerial help and consultation to foster our growth and performance.  The KKS Agreement automatically renews with the same terms on the last day of the 12th month, unless either party gives written notice of intent not to renew.

KKS and Knoll will be compensated as follows:

• Upon approval of the KKS Agreement, we issued to Consultant, three million (3,000,000) shares of our common stock that are “restricted securities” under Rule 144 of the Securities and Exchange Commission (the “SEC”), with “piggy-back” registration rights; and

• 675,000 free trading shares of our common stock through a grant from our Stock Option Plan to Knoll, personally, under a separate Letter Agreement (the “Knoll Letter Agreement”) of even date that is Exhibit 10.4 to this 8-K Current Report (see Item 9.01); and

• After successful completion of a minimum of an initial $500,000 financing has been realized by us, we will pay Consultant Twenty Thousand Dollars ($20,000) per month so long as we can afford to pay that sum while the KKS Agreement or any extension thereof is in effect.

Management Consulting Firm Engagement

On November 21, 2007, we executed a Management Consulting Agreement (the “November LKB Agreement”) for a 24 month term with LKB Partners, LLC (“LKB”), whereby LKB was engaged to provide additional management consulting services to us; LKB had previously executed a Consulting Agreement with us on April 4, 2007, as outlined in our 8-K Current Report of that date that has been previously filed with the Securities and Exchange Commission and in Item 5.01 below.  See Items 5.01 and 9.01.  The November LKB Agreement is attached hereto as Exhibit 10.2.

LKB and its principal, Frank Marra, has agreed to make themselves available to act in the full capacity as General Manager (Marra, individually) and President (Marra, individually) for us, which includes running all day to day business operations, entering into or negotiating contracts, hiring and firing of personnel, paying expenses, devising, revising and implementing business, financing, marketing strategies and all other necessary tasks relevant to the position.  Furthermore, Consultant will be responsible for providing contacts for us to raise the requisite equity capital to pay our current obligations and work to provide capital for our future endeavors.

LKB will be paid $8,000 for each month of the 24 month term for these services.

We also agreed to pay LKB for these services 3,000,000 shares of our common stock that are “restricted securities,” of which 500,000 shares shall be made free trading through a grant from our Stock Option Plan to Marra personally under a separate Letter Agreement (the “Marra Letter Agreement”) that is Exhibit 10.5 of this 8-K Current Report (see Item 9.01).  These shares have now been issued.  We also agreed to grant to LKB the option to purchase up to 9.5 percent of the issued and outstanding shares of our common stock at a price of $0.06 per share for a period of two years; provided, however, these options, to the extent not exercised prior thereto, shall be void on March 31, 2008, unless we shall have raised not less than the sum of $500,000 through the efforts of LKB or its associates or affiliates or by persons introduced by it or its associates or affiliates by March 31, 2008, with no proration of options in the event all $500,000 is not raised.

Stock Purchase Agreement

Effective during the quarter ended September 30, 2007, but approved by the Board of Directors on November 21, 2007, we executed a Stock Purchase Agreement (the “SPA”) with Terra Silex Holdings LLC, a Pennsylvania LLC (“Terra Silex”), wherebyTerra Silex purchased Two Million (2,000,000) shares of our common stock for a purchase price of One Hundred Thousand Dollars ($100,000) (the “Purchase Price”) pursuant to an exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as an offering to an “accredited investor.”  This Stock Purchase Agreement is attached as Exhibit 10.3 to this 8-K Current Report.  See Item 9.01.  This $100,000 amount counts against the $500,000 required to be raised as a condition of the LKB option referenced in the preceding paragraph.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.01 Changes in Control of Registrant.

Pursuant to a Consulting Agreement dated April 4, 2007 (the “April LKB Agreement”), between us and LKB, LKB received 4,000,000 shares of our common stock that are “restricted securities,” and was granted an option to purchase an additional 5,000,000 shares of our common stock that are “restricted securities” at a price of $0.06 per share for a period of two years ending April 3, 2009.  The April Consulting Agreement is attached as Exhibit 10.7 to this 8-K Current Report.  See Item 9.01.

On November 20, 2007, Dr. Thomas C. Drees, our current President, executed an Option Agreement with LKB (the “Drees/LKB Option Agreement”) pursuant to which he granted LKB an option to purchase 10,000,000 shares of our common stock that are owned by him at a purchase price of $0.035 per share for a term of five (5) years, provided, however, these options, to the extent not exercised prior thereto, shall be void on March 31, 2008, unless we shall have raised not less than the sum of $500,000 through the efforts of LKB or its associates or affiliates or by persons introduced by LKB or its associates or affiliates by March 31, 2008.  The Drees/LKB Option Agreement is attached as Exhibit 10.8 to this 8-K Current Report.  See Item 9.01.  The 100,000 invested by Terra Silex that is outlined above is considered to be a part of this $500,000 funding condition.

Also, on November 20, 2007, Dr. Drees executed an additional Option Agreement with Terra Silex (the Drees/Terra Silex Option Agreement”) pursuant to which he granted Terra Silex an option to purchase 10,000,000 shares of our common stock that are owned by him at a purchase price of $0.035 per share for a term of five (5) years, provided, however, these options, to the extent not exercised prior thereto, shall be void on March 31, 2008, unless we shall have raised not less than the sum of $500,000 by March 31, 2008, as outlined above.  The Drees/Terra Silex Option Agreement is attached as Exhibit 10.9 to this 8-K Current Report.  See Item 9.01.  The 100,000 invested by Terra Silex that is outlined above is also considered to be a part of this $500,000 funding condition.

Based on the issuance of 7,500,000 shares as outlined in Item 1.01 above; the issuance of 1,175,000 shares as outlined in Item 8.01 below; the 4,000,000 shares issued under the April LKB Agreement; the 5,000,000 share option granted to LKB under the April LKB Agreement; the option to purchase up to 9.5% of our issued and outstanding shares (presently, approximately 9,287,943 shares) granted to LKB under the November LKB Agreement; the 10,000,000 share option granted to LKB by Dr. Drees under the Drees/LKB Option Agreement; and the 10,000,000 share option granted to Terra Silex by Dr. Drees under the Drees/Terra Silex Option Agreement, these agreements may be deemed to involve a “change in control” of our Company, especially if these options are exercised.

Item 8.01 Other Events

Alfonso C. Knoll Grant

We granted 675,000 shares of our free trading common stock to Knoll in payment of Knoll’s non-“capital raising” services to be rendered under the Knoll Letter Agreement pursuant to our Stock Option Plan that was filed as an Exhibit to our S-8 Registration Statement initially filed with the SEC on January 7, 2003, and amended on January

13, 2003.  Knoll is CEO of KKS and a principal of Investor.  The Knoll Letter Agreement is attached to this 8-K Current Report as Exhibit 10.4.  See Item 9.01.

Frank Marra Grant

We granted 500,000 shares of our free trading common stock to Marra in payment of Marra’s non-“capital raising” services to be rendered under the Marra Letter Agreement pursuant to our Stock Option Plan that was filed as an Exhibit to our S-8 Registration Statement initially filed with the SEC on January 7, 2003, and amended on January 13, 2003.  Marra is CEO of LKB.  The Marra Letter Agreement is attached to this 8-K Current Report as Exhibit 10.5.  See Item 9.01.

Thomas C. Drees Management Consulting Agreement

On November 21, 2007, we executed a Management Consulting Agreement (the “Drees Agreement”) for a term in perpetuity with Thomas C. Drees, PhD. (“Consultant”), our current President, whereby Consultant was engaged to provide management consulting services.  The Agreement is attached hereto as Exhibit 10.6.

Consultant has agreed to be retained to act in the full capacity as Chief Executive Officer for us, which includes, but not be limited to, working with management to help promote our overall growth, evaluating business opportunities, offering input on critical business issues that may arise from time to time, participate in planning for our business future and other like duties.

Consultant will be paid $4,000 for each month, in perpetuity for these services, as long as we are in business or until Consultant’s death.  In the event that the Consultant is relieved of the obligations of the Drees Agreement and no longer serves as CEO, the fee will remain intact until one of the aforementioned conditions occurs. Notwithstanding that the term shall not have been completed, we may terminate the Drees Agreement (i) upon the death of Consultant, and (ii) if Consultant should be incapacitated by illness or any other matter from performing his duties hereunder for a continuous period of sixty days. The Drees Agreement is Exhibit 10.6 to this 8-K Current Report.  See Exhibit 9.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Exhibit Description

10.1                      Consulting and Confidentiality Agreement with KKS Venture Management, Inc.

10.2                      November Management Consulting Agreement LKB Partners, LLC

10.3                      Stock Purchase Agreement with Terra Silex Holdings, LLC

10.4                      Knoll Letter Agreement

10.5                      Marra Letter Agreement

10.6                      Management Consulting Agreement with Thomas C. Drees, Ph.D.

10.7                      April Investor Relations/Consulting Agreement with LKB Partners, LLC

10.8                      Stock Option Agreement between Thomas Drees and LKB Partners, LLC

10.9                      Option Agreement between Tom Drees and Terra Silex Holdings LLC

8-K Current Report dated April 4, 2007**

* Summaries of these Exhibits contained herein are in all cases modified by the reference to these respective Exhibits.

** Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGUINE CORPORATION

Date:	11/27/07	By:	/s/ David E. Nelson
David E. Nelson
CFO, Secretary/Treasurer and Director